Global Payments Reports Third Quarter 2020 Results

October 29, 2020

Delivers EPS Growth and Strong Margin Performance
Increases Synergy Expectations
Re-Commences Capital Allocation Strategy

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the third quarter ended September 30, 2020.

“We are pleased with our results for the third quarter, which demonstrate substantial ongoing improvement across our markets and significant margin expansion for each of our segments," said Jeff Sloan, Chief Executive Officer. "These results validate the actions we took at the start of the pandemic to position our businesses and return to growth. We are grateful to our team members for their extraordinary commitments to our customers, to each other and to the communities in which they live and work during this difficult time.

“We have made meaningful progress strategically this year, with an emphasis on driving further digital growth. We are delighted with our collaboration with Amazon Web Services, our preferred cloud provider of issuer technologies, a relationship that is already generating significant momentum since our August announcement; the acquisition of an incremental stake in our joint venture with CaixaBank in October, bringing our ownership to 80%; and the ongoing mix shift of our revenues toward technology enablement, where we recently crossed the 60% target that we set in March 2018, ahead of our plan.”

Sloan concluded, “We accomplished these goals during the pandemic while also extending relationships with some of the largest, most sophisticated and complex worldwide financial institutions including HSBC Group in Europe and CIBC in Canada for merchant services, as well as by taking share in card issuing services through partnerships with market leaders in technology and financial services. As a result of our strong performance through the third quarter, we are returning to our traditional capital priorities, including share repurchases.”

Third Quarter 2020 Summary
•GAAP revenues were $1.918 billion, compared to $1.106 billion in the third quarter of 2019; diluted earnings per share were $0.74 compared to $0.54 in the prior year; and operating margin was 15.1%.
•Adjusted net revenues declined 4% to $1.746 billion, compared to $1.820 billion in the third quarter of 2019 on a combined basis.
•Adjusted earnings per share increased 1% to $1.71, compared to $1.70 in the third quarter of 2019.
•Adjusted operating margin of 41.1% expanded 250 basis points on a combined basis.

Financial Highlights
“We delivered solid financial performance for the third quarter, enabled by the continued recovery across our markets, our attractive business mix and ongoing outstanding execution,” said Paul Todd, Senior Executive Vice President and Chief Financial Officer. “Importantly, the immediate and significant cost actions we took in response to the pandemic drove strong adjusted operating margin expansion this quarter, and we are pleased to have delivered adjusted earnings per share growth from the prior year period.

“Based on progress on our integration activities, we are raising our expectations for annual run rate expense synergies from the TSYS merger to $375 million, an increase from our prior estimate of $350 million. We also remain on track to deliver at least $125 million in annual run rate revenue synergies and $400 million in additional annual run rate expense savings related to the pandemic, which is incremental to the TSYS merger cost synergies.”

Todd concluded, “The extraordinary health of our business, including our strong cash flows and investment grade balance sheet, has served us well during this period. We are pleased to announce that our Board of Directors has increased our share repurchase authorization to $1.25 billion, and we look forward to re-commencing the return of capital to our shareholders and managing our pipeline.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.195 per share payable December 31, 2020 to shareholders of record as of December 17, 2020.

Conference Call
Global Payments’ management will host a live audio webcast today, October 29, 2020, at 8:00 a.m. ET to discuss financial results and business highlights. All interested parties may access the audio webcast via the investor relations page of the company’s website at investors.globalpaymentsinc.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, income, operating income, operating margin and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading pure play payments technology company delivering innovative software and services to our customers globally. Our technologies, services and employee expertise enable us to provide a broad range of solutions that allow our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with nearly 24,000 employees worldwide, Global Payments is a member of the S&P 500 with worldwide reach spanning over 100 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpaymentsinc.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding the effects of the COVID-19 pandemic on our business, including estimates of the effects of the pandemic on our revenues, financial operating results and liquidity, the effects of actions taken by us in response to the pandemic, the anticipated benefits of the merger with TSYS (the “Merger’), including our future financial and operating results, the combined company’s plans, objectives, expectations and intentions, our expected financial and operating results, projected future growth of business, or completion of anticipated benefits of strategic initiatives, and other statements that are not historical facts. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects and duration of global economic, political, market, health and social events or other conditions, including the effects and duration of the COVID-19 pandemic; regulatory measures or voluntary actions, including social distancing, shelter-in-place orders, operating restrictions on nonessential businesses and similar measures imposed or undertaken in an effort to combat the spread of the COVID-19 pandemic; management’s assumptions and projections used in their estimates of the timing and severity of the effects of the COVID-19 pandemic on our future revenues, results of operations; our ability to meet our liquidity needs in light of the effects of the COVID-19 pandemic; the outcome of any legal proceedings that may be instituted against Global Payments or its or TSYS’ current or former directors; difficulties, delays and higher than anticipated costs related to integrating the businesses of Global Payments and TSYS, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the Merger when expected or at all; business disruptions from the Merger integration that may harm our business, including current plans and operations; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing following the Merger; the business, economic and political conditions in the markets in which we operate; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness, foreign currency exchange and interest rate risks; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond our control, such as acts of terrorism, and other factors included in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that we file with the SEC, which are available at http://www.sec.gov. Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and we undertake no obligation to update forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2020	2019	% Change	2020	2019	% Change

Revenues	$1,917,815	$1,105,941	73.4%	$5,493,365	$2,924,131	87.9%

Operating expenses:
Cost of service	900,921	427,720	110.6%	2,728,532	1,035,225	163.6%
Selling, general and administrative	726,475	504,184	44.1%	2,122,862	1,293,651	64.1%
	1,627,396	931,904	74.6%	4,851,394	2,328,876	108.3%

Operating income	290,419	174,037	66.9%	641,971	595,255	7.8%

Interest and other income	29,983	11,232	166.9%	35,277	20,342	73.4%
Interest and other expense	(82,976)	(96,161)	(13.7)%	(258,475)	(220,858)	17.0%
	(52,993)	(84,929)	(37.6)%	(223,198)	(200,516)	11.3%

Income before income taxes and equity in income of equity method investments	237,426	89,108	166.4%	418,773	394,739	6.1%
Income tax expense	(42,834)	16,623	(357.7)%	(59,173)	(39,765)	48.8%
Income before equity in income of equity method investments	194,592	105,731	84.0%	359,600	354,974	1.3%
Equity in income of equity method investments, net of tax	35,638	—	nm	60,682	—	nm
Net income	230,230	105,731	117.8%	420,282	354,974	18.4%
Net income attributable to noncontrolling interests, net of income tax	(9,259)	(10,687)	(13.4)%	(18,406)	(27,132)	(32.2)%
Net income attributable to Global Payments	$220,971	$95,044	132.5%	$401,876	$327,842	22.6%

Earnings per share attributable to Global Payments:
Basic	$0.74	$0.54	37.0%	$1.34	$2.00	(33.0)%
Diluted	$0.74	$0.54	37.0%	$1.34	$2.00	(33.0)%

Weighted-average number of shares outstanding:
Basic	299,255	177,039		299,261	163,846
Diluted	300,491	177,543		300,525	164,331

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SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2020	2019	% Change	2020	2019	% Change

Adjusted net revenue	$1,745,905	$1,062,217	64.4%	$4,995,654	$2,783,697	79.5%

Adjusted operating income	$717,669	$441,753	62.5%	$1,954,596	$1,131,079	72.8%

Adjusted net income attributable to Global Payments	$513,756	$301,106	70.6%	$1,381,915	$750,033	84.2%

Adjusted diluted earnings per share attributable to Global Payments	$1.71	$1.70	0.6%	$4.60	$4.56	0.9%

Non-GAAP Information with 2019 on Combined Basis(1):

Adjusted net revenue(1)	$1,745,905	$1,819,629	(4.1)%	$4,995,654	$5,316,602	(6.0)%

Adjusted operating income(1)	$717,669	$702,429	2.2%	$1,954,596	$1,985,851	(1.6)%

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(1)The non-GAAP information for 2019 is presented on a combined basis and includes TSYS results for the three and nine months ended September 30, 2019 determined in accordance with GAAP applied by TSYS and presented with Global Payments' adjustments to revenue and operating income.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, income, operating income, operating margin and EPS determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition and integration expense and certain other items, such as unusual, direct and discrete costs due to the global pandemic, specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	September 30, 2020		September 30, 2019		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP(1)	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,243,961	$1,125,405	$1,004,943	$1,199,645	23.8%	(6.2)%
Issuer Solutions	487,409	433,372	75,628	444,639	nm	(2.5)%
Business and Consumer Solutions	204,106	204,106	27,896	190,479	nm	7.2%
Intersegment Elimination	(17,661)	(16,978)	(2,526)	(15,134)	nm	(12.2)%
	$1,917,815	$1,745,905	$1,105,941	$1,819,629	73.4%	(4.1)%

Operating income:
Merchant Solutions	$344,981	$532,287	$318,786	$562,108	8.2%	(5.3)%
Issuer Solutions	70,800	187,658	5,885	170,132	nm	10.3%
Business and Consumer Solutions	31,052	52,252	3,365	35,237	nm	48.3%
Corporate	(156,414)	(54,528)	(153,999)	(65,048)	(1.6)%	16.2%
	$290,419	$717,669	$174,037	$702,429	66.9%	2.2%

	Nine Months Ended
	September 30, 2020		September 30, 2019		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP(1)	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$3,460,785	$3,132,412	$2,812,640	$3,433,101	23.0%	(8.8)%
Issuer Solutions	1,461,196	1,289,565	86,122	1,321,053	nm	(2.4)%
Business and Consumer Solutions	624,774	624,774	27,896	605,800	nm	3.1%
Intersegment Elimination	(53,390)	(51,097)	(2,527)	(43,352)	nm	(17.9)%
	$5,493,365	$4,995,654	$2,924,131	$5,316,602	87.9%	(6.0)%

Operating income:
Merchant Solutions	$824,212	$1,404,189	$840,326	$1,556,195	(1.9)%	(9.8)%
Issuer Solutions	188,131	539,450	12,920	483,713	nm	11.5%
Business and Consumer Solutions	110,358	174,842	3,365	141,226	nm	23.8%
Corporate	(480,730)	(163,885)	(261,356)	(195,283)	(83.9)%	16.1%
	$641,971	$1,954,596	$595,255	$1,985,851	7.8%	(1.6)%

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(1)The non-GAAP information for 2019 is presented on a combined basis and includes TSYS results for the three and nine months ended September 30, 2019 determined in accordance with GAAP applied by TSYS and presented with Global Payments' adjustments to revenue and operating income and segment reporting structure.

See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 2 for a discussion of non-GAAP financial measures.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	September 30, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$2,220,822	$1,678,273
Accounts receivable, net	822,033	895,232
Settlement processing assets	1,385,308	1,353,778
Prepaid expenses and other current assets	540,487	439,165
Total current assets	4,968,650	4,366,448
Goodwill	23,745,340	23,759,740
Other intangible assets, net	12,251,680	13,154,655
Property and equipment, net	1,526,178	1,382,802
Deferred income taxes	6,822	6,292
Other noncurrent assets	2,051,112	1,810,225
Total assets	$44,549,782	$44,480,162

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$439,371	$463,237
Current portion of long-term debt	831,500	35,137
Accounts payable and accrued liabilities	1,696,048	1,822,166
Settlement processing obligations	1,448,335	1,258,806
Total current liabilities	4,415,254	3,579,346
Long-term debt	8,436,962	9,090,364
Deferred income taxes	2,966,020	3,145,641
Other noncurrent liabilities	767,704	609,822
Total liabilities	16,585,940	16,425,173
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at September 30, 2020 and December 31, 2019; 299,286,847 issued and outstanding at September 30, 2020 and 300,225,590 issued and outstanding at December 31, 2019	—	—
Paid-in capital	25,620,599	25,833,307
Retained earnings	2,476,962	2,333,011
Accumulated other comprehensive loss	(351,904)	(310,571)
Total Global Payments shareholders’ equity	27,745,657	27,855,747
Noncontrolling interests	218,185	199,242
Total equity	27,963,842	28,054,989
Total liabilities and equity	$44,549,782	$44,480,162

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended
	September 30, 2020	September 30, 2019

Cash flows from operating activities:
Net income	$420,282	$354,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	265,738	132,043
Amortization of acquired intangibles	941,654	345,455
Amortization of capitalized contract costs	57,888	47,778
Share-based compensation expense	105,081	55,791
Provision for operating losses and bad debts	98,967	34,877
Noncash lease expense	73,493	29,135
Deferred income taxes	(118,466)	(42,990)
Equity in income of equity investments, net of tax	(60,682)	—
Other, net	(13,584)	(22,469)
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	23,352	(80,709)
Settlement processing assets and obligations, net	155,385	623,985
Prepaid expenses and other assets	(240,804)	(148,421)
Accounts payable and other liabilities	(163,544)	19,940
Net cash provided by operating activities	1,544,760	1,349,389
Cash flows from investing activities:
Acquisitions, net of cash acquired	(77,180)	(334,383)
Capital expenditures	(329,413)	(201,017)
Other, net	11,575	29,112
Net cash used in investing activities	(395,018)	(506,288)
Cash flows from financing activities:
Net repayments of settlement lines of credit	(31,069)	(144,473)
Proceeds from long-term debt	1,868,199	6,704,838
Repayments of long-term debt	(1,829,637)	(6,097,229)
Payments of debt issuance costs	(8,075)	(32,637)
Repurchases of common stock	(421,162)	(233,995)
Proceeds from stock issued under share-based compensation plans	51,055	22,008
Common stock repurchased - share-based compensation plans	(41,966)	(49,037)
Distributions to noncontrolling interests	(6,955)	(31,632)
Preacquisition dividends paid to former TSYS shareholders	—	(23,240)
Dividends paid	(175,025)	(4,727)
Net cash (used in) provided by financing activities	(594,635)	109,876
Effect of exchange rate changes on cash	(12,558)	(36,239)
Increase in cash and cash equivalents	542,549	916,738
Cash and cash equivalents, beginning of the period	1,678,273	1,210,878
Cash and cash equivalents, end of the period	$2,220,822	$2,127,616

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended September 30, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,917,815	$(171,910)	$—	$—	$1,745,905

Operating income	$290,419	$2,555	$424,695	$—	$717,669

Net income attributable to Global Payments	$220,971	$2,555	$375,340	$(85,110)	$513,756

Diluted earnings per share attributable to Global Payments	$0.74				$1.71

Diluted weighted average shares outstanding	300,491				300,491

	Three Months Ended September 30, 2019
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,105,941	$(43,724)	$—	$—	$1,062,217

Operating income	$174,037	$4,002	$263,714	$—	$441,753

Net income attributable to Global Payments	$95,044	$4,002	$293,132	$(91,072)	$301,106

Diluted earnings per share attributable to Global Payments	$0.54				$1.70

Diluted weighted average shares outstanding	177,543				177,543

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the three months ended September 30, 2020 and September 30, 2019, includes $2.6 million and $4.0 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended September 30, 2020, earnings adjustments to operating income included $317.3 million in Cost of Service (COS) and $107.4 million in Selling, General, & Administrative (SG&A) expenses. Adjustments to COS include $313.4 million of amortization of acquired intangibles and $3.9 million of other items. Adjustments to SG&A include $42.3 million of share-based compensation expense, $59.8 million of acquisition and integration expenses and $5.3 million of other items. Other items included in COS and SG&A include employee termination benefits and other incremental charges directly related to COVID-19. Net income attributable to Global Payments also reflects the removal of a $27.3 million gain associated with the fair value of shares received from the conversion of certain Visa Inc. preferred shares and the removal of $23.1 million of equity method investment earnings from our interest in a private equity investment fund.

For the three months ended September 30, 2019, earnings adjustments to operating income included $145.5 million in COS and $118.2 million in SG&A expenses. Adjustments to COS include amortization of acquired intangibles of $135.0 million and acquisition and integration expenses of $10.5 million. Adjustments to SG&A include share-based compensation expense of $27.9 million and acquisition and integration expenses of $90.4 million. Net income attributable to Global Payments reflects the removal of $31.4 million in charges from interest expense associated with the financing of the merger with TSYS. These include fees related to the bridge facility the company entered into to support the merger financing, the write-off of debt issuance fees in connection with the refinancing of our credit facility and interest expense on new secured senior notes attributable to the period between issuance and merger close, net of interest income earned from these funds while in escrow.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 2.

SCHEDULE 7
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Nine Months Ended September 30, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$5,493,365	$(497,711)	$—	$—	$4,995,654

Operating income	$641,971	$8,139	$1,304,486	$—	$1,954,596

Net income attributable to Global Payments	$401,876	$8,139	$1,260,724	$(288,824)	$1,381,915

Diluted earnings per share attributable to Global Payments	$1.34				$4.60

Diluted weighted average shares outstanding	300,525				300,525

	Nine Months Ended September 30, 2019
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,924,131	$(140,434)	$—	$—	$2,783,697

Operating income	$595,255	$12,643	$523,181	$—	$1,131,079

Net income attributable to Global Payments	$327,842	$12,643	$551,508	$(141,960)	$750,033

Diluted earnings per share attributable to Global Payments	$2.00				$4.56

Diluted weighted average shares outstanding	164,331				164,331

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the nine months ended September 30, 2020 and September 30, 2019, includes $8.1 million and $12.6 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the nine months ended September 30, 2020, earnings adjustments to operating income included $965.9 million in COS and $338.5 million in SG&A expenses. Adjustments to COS include $942.6 million of amortization of acquired intangibles and $23.3 million of other items. Adjustments to SG&A include $105.1 million of share-based compensation expense, $213.6 million of acquisition and integration expenses and $19.8 million of other items. Other items included in COS and SG&A include employee termination benefits and other incremental charges directly related to COVID-19. Net income attributable to Global Payments also reflects the removal of a $27.3 million gain associated with the fair value of shares received from the conversion of certain Visa Inc. preferred shares, the removal of $23.1 million of equity method investment earnings from our interest in a private equity investment fund, and the removal of a $8.7 million loss associated with the partial sale of an ownership position in a strategic partner.

For the nine months ended September 30, 2019, earnings adjustments to operating income included $359.4 million in COS and $163.7 million in SG&A expenses. Adjustments to COS include amortization of acquired intangibles of $347.1 million and acquisition and integration expenses of $12.4 million. Adjustments to SG&A include share-based compensation expense of $55.8 million and acquisition and integration expenses of $107.9 million. Net income attributable to Global Payments also reflects the removal of $34.3 million in charges from interest expense associated with the financing of the merger with TSYS. These include fees related to the bridge facility the company entered into to support the merger financing, the write-off of debt issuance fees in connection with the refinancing of our credit facility and interest expense on new secured senior notes attributable to the period between issuance and merger close, net of interest income earned from these funds in escrow.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 2.

SCHEDULE 8
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

		Three Months Ended September 30, 2020
		GAAP	Net Revenue Adjustments (2)	Earnings Adjustments(3)	Non-GAAP

Revenues:
Merchant Solutions		$1,243,961	$(118,556)	$—	$1,125,405
Issuer Solutions		487,409	(54,037)	—	433,372
Business and Consumer Solutions		204,106	—	—	204,106
Intersegment Eliminations		(17,661)	683	—	(16,978)
		$1,917,815	$(171,910)	$—	$1,745,905

Operating income:
Merchant Solutions		$344,981	$316	$186,990	$532,287
Issuer Solutions		70,800	2,239	114,619	187,658
Business and Consumer Solutions		31,052	—	21,200	52,252
Corporate		(156,414)	—	101,886	(54,528)
		$290,419	$2,555	$424,695	$717,669

	Three months ended September 30, 2019
	GAAP	TSYS(1)	Net Revenue Adjustments(2)	Earnings Adjustments(3)	Non-GAAP

Revenues:
Merchant Solutions	$1,004,943	$316,471	$(121,769)	$—	$1,199,645
Issuer Solutions	75,628	423,555	(54,544)	—	444,639
Business and Consumer Solutions	27,896	162,583	—	—	190,479
Intersegment Eliminations	(2,526)	(13,258)	650	—	(15,134)
	$1,105,941	$889,351	$(175,663)	$—	$1,819,629

Operating income:
Merchant Solutions	$318,786	$78,570	$4,002	$160,750	$562,108
Issuer Solutions	5,885	146,142	—	18,105	170,132
Business and Consumer Solutions	3,365	16,305	—	15,567	35,237
Corporate	(153,999)	(126,083)	—	215,034	(65,048)
	$174,037	$114,934	$4,002	$409,456	$702,429

(1)Represents TSYS financial information determined in accordance with GAAP applied by TSYS and presented in Global Payments new segment reporting structure, net of revenues between legacy Global Payments and TSYS considered intercompany revenue following the merger.

(2)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the three months ended September 30, 2020 and September 30, 2019, includes $2.6 million and $4.0 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(3)For the three months ended September 30, 2020, earnings adjustments to operating income included $317.3 million in COS and $107.4 million in SG&A expenses. Adjustments to COS include $313.4 million of amortization of acquired intangibles and $3.9 million of other items. Adjustments to SG&A include $42.3 million of share-based compensation expense, $59.8 million of acquisition and integration expenses and $5.3 million of other items. Other items included in COS and SG&A include employee termination benefits and other incremental charges directly related to COVID-19.

For the three months ended September 30, 2019, earnings adjustments to operating income included $191.0 million in COS and $218.4 million in SG&A expenses. Adjustments to COS include amortization of acquired intangibles of $180.5 million and acquisition and integration expenses of $10.5 million. Adjustments to SG&A include share-based compensation expense of $58.0 million and acquisition and integration expenses of $160.4 million.

See "Non-GAAP Financial Measures" discussion on Schedule 2.

SCHEDULE 9
UNAUDITED RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

		Nine Months Ended September 30, 2020
		GAAP	Net Revenue Adjustments(2)	Earnings Adjustments(3)	Non-GAAP

Revenues:
Merchant Solutions		$3,460,785	$(328,373)	$—	$3,132,412
Issuer Solutions		1,461,196	(171,631)	—	1,289,565
Business and Consumer Solutions		624,774	—	—	624,774
Intersegment Eliminations		(53,390)	2,293	—	(51,097)
		$5,493,365	$(497,711)	$—	$4,995,654

Operating income:
Merchant Solutions		$824,212	$833	$579,144	$1,404,189
Issuer Solutions		188,131	7,306	344,013	539,450
Business and Consumer Solutions		110,358	—	64,484	174,842
Corporate		(480,730)	—	316,845	(163,885)
		$641,971	$8,139	$1,304,486	$1,954,596

	Nine Months Ended September 30, 2019
	GAAP	TSYS(1)	Net Revenue Adjustments(2)	Earnings Adjustments(3)	Non-GAAP

Revenues:
Merchant Solutions	$2,812,640	$1,017,489	$(397,028)	$—	$3,433,101
Issuer Solutions	86,122	1,398,326	(163,395)	—	1,321,053
Business and Consumer Solutions	27,896	577,904	—	—	605,800
Intersegment Eliminations	(2,527)	(42,794)	1,969	—	(43,352)
	$2,924,131	$2,950,925	$(558,454)	$—	$5,316,602

Operating income:
Merchant Solutions	$840,326	$239,796	$12,643	$463,430	$1,556,195
Issuer Solutions	12,920	452,688	—	18,105	483,713
Business and Consumer Solutions	3,365	95,826	—	42,035	141,226
Corporate	(261,356)	(231,018)	—	297,091	(195,283)
	$595,255	$557,292	$12,643	$820,661	$1,985,851

(1)Represents TSYS financial information determined in accordance with GAAP applied by TSYS and presented in Global Payments new segment reporting structure, net of revenues between legacy Global Payments and TSYS considered intercompany revenue following the merger.

(2)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the nine months ended September 30, 2020 and September 30, 2019, includes $8.1 million and $12.6 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(3)For the nine months ended September 30, 2020, earnings adjustments to operating income included $965.9 million in COS and $338.5 million in SG&A expenses. Adjustments to COS include $942.6 million of amortization of acquired intangibles and $23.3 million of other items. Adjustments to SG&A include $105.1 million of share-based compensation expense, $213.6 million of acquisition and integration expenses and $19.8 million of other items. Other items included in COS and SG&A include employee termination benefits and other incremental charges directly related to COVID-19.
For the nine months ended September 30, 2019, earnings adjustments to operating income include $513.7 million in COS and $306.9 million in SG&A expenses. Adjustments to COS include amortization of acquired intangibles of $501.3 million and acquisition and integration expenses of $12.4 million. Adjustments to SG&A include share-based compensation expense of $120.3 million and acquisition and integration expenses of $186.6 million.

See "Non-GAAP Financial Measures" discussion on Schedule 2.